A Class	C Class	H Class	Institutional	P Class

72. DD) Total income distributions
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a		0
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a		n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a

72. EE) Total capital gains distributions
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a		n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a		n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a

73. A)  Total income distribution pershare
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a		n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a		n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a

73. B) Total capital gains distribution pershare
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a		n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a		n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a

74.U) Shares outstanding
(1) Managed Futures Strategy Fund	1,169	1,038	n/a	431		7,091
(3) Multi-Hedge Strategies Fund		494	405	n/a	1,686		1,703
(4) Commodities Strategy Fund		97	104	892	n/a		n/a

74. V) Net asset value pershare
(1) Managed Futures Strategy Fund	$24.15	$22.66	$n/a	$24.48		$24.15
(3) Multi-Hedge Strategies Fund		$23.97	$22.23	$n/a	$24.30		$23.99
(4) Commodities Strategy Fund		$9.77	$9.02	$9.78	$n/a		$n/a